                      MICRION CORPORATION AND SUBSIDIARIES
                 Statement of Computation of Per Share Earnings


                                                        (unaudited)
                                                   For the three months
                                                    ended September 30,
                                                 1996               1997
                                                ------             ------

                                           (in thousands except per share data)

Net Income ........................              $  982              $  636

(a) Computation of Primary Earnings
     per Share:

Weighted average common
equivalent shares outstanding
  Common stock ....................               4,033               4,049
  Common stock equivalents:
    Warrants(1) ...................                  44                  68
    Options (2) ...................                  44                 257
                                                 ------                 ---
Weighted average common and
common equivalent shares
outstanding .......................               4,121               4,374
                                                 ======               =====


 Primary Earnings per Share .......              $ 0.24              $ 0.15
                                                 ======              ======


(b) Computation of Fully Diluted
     Earnings per Share:

Weighted average common
equivalent shares outstanding
  Common stock ....................               4,033               4,051
  Common stock equivalents:
    Warrants(1) ...................                  48                  71
    Options (2) ...................                  77                 290
                                                 ------              ------
Weighted average common and
common equivalent shares
outstanding .......................               4,158               4,412
                                                 ======              ======


 Fully Diluted Earnings per Share .              $ 0.24              $ 0.14
                                                 ======              ======


(1) Warrants issued 5/94 for 100,000 shares, less shares reacquired under the treasury stock method.

(2) Options granted 11/94 through 9/97.


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